EXHIBIT 10.8

                       Nortia Capital Partners, Inc.
                           400 Hampton View Ct.
                           Alpharetta, GA 30004
                                770-777-6795
                            770-777-6799 (Fax)
                          www.nortiacapital.com


                        PRIVILEGED AND CONFIDENTIAL

                          TRANSACTION AGREEMENT

This transaction agreement ("Agreement"), entered into on the 1st day of March 2007 sets forth the terms and conditions of the Transaction Agreement by and between:

                      Nortia Capital Partners, Inc
                         400 Hampton View Ct.
                         Alpharetta, GA 30004
                             770-777-6795
                          770-777-6799 (Fax)

(hereinafter referred to as the "Nortia", "Nortia's" ) and,

                         Knight energy Corp.
                          836 Blue Jay Lane
                          Coppell, TX 75019

(hereinafter referred to as "the Company" or "the Company's"") to act as the Company's planner on the matter(s) set forth in this Agreement. In consideration of the mutual covenants of the parties set forth in this Agreement, the parties agree to the following terms, intending to be legally bound:

1. Engagement.

The Company has asked Nortia to represent the Company, as the Company's planner with respect to Nortia assisting the Company with management issues such as mergers & acquisitions, capital markets strategies, public company issues and introduction to Investment Banking firms of which the compensations will be more particularly described in section 4 of this agreement.

2. Our Duties.

Under the terms of this Agreement and for consideration disclosed herein, Nortia agrees to use its best efforts to provide the Company consul with regards to management issues such as mergers & acquisitions, capital markets strategies, public company issues and introduction to Investment Banking firms.


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3. The Company's Duties.

The Company agrees to use the Company's best efforts to cooperate with and assist the Nortia in, rendering the duties, including but not limited to, taking such actions and providing the Nortia with such documents, data, plans, and other information requested by Nortia to perform such duties.

4. Compensation and Expenses.

The Company agrees to pay and will be billed separately for expenses that the Nortia may incur in its representation of the Company, including but not limited to, meals, long distance telephone charges, copies, couriers, approved third-party expenses, printing, and other reasonable expenses. The Company further agrees that in the event that travel and or lodging becomes neessary to Nortia, the Company shall pay for theses expenses in advance. In addition to the Company's payment of Nortias expenses, the Company agrees to compensate Nortia with a monthly cash payment of $20,000 for its services. Additionally, the Company agrees to compensate Nortia for additional services provided on an individual basis specifically related to investor presentations, trade shows, etc..

5.  Billing and Statements

Nortia will send the Company statements monthly for all expenses and duties performed since the last statement. These invoices shall be due upon receipt. Finance charges of one and one-half percent per month will be assessed on all balances if payment on any invoice is not received within five (5) days after it is invoiced. Performance Fees shall be due and payable at the closing of completed transactions. Any Performance Fees not paid at such closing shall accrue interest at one and one-half percent per month until paid.


6. Term and Termination.

The term of this agreement is one year through February 28, 2008. Either party may provide the other with a thirty day written notice of intention to terminate. In the event that the engagement is terminated, the Company Will pay to Nortia all expenses incurred through the effective date of the termination, as well as any additional compensation payable under the terms of Section 4 above. Nortia reserves the right to cease work on the Company's behalf immediately upon notice in the event that the Company should become delinquent in any of the Company's payment obligations. The provisions of Sections 4, 5, 6, 7, 8, and 9 shall survive the termination or expiration of this Agreement.

7. Agency and Indemnification.

Nortia is an independent contractor and not an employee, or partner of the Company. Neither of the parties shall undertake to bind the other as a partner or authorized agent. Nortia will use its best effort to represent the Company to others according to the information that the Company provided Nortia. Nortia dose this on the assumption that the information and documents that the Company provided are complete and accurate. The Company shall undertake to make sure that the information and documents that the Company give Nortia are complete and accurate. The Company agrees to indemnify, defend and hold Nortia and its owners, officers, employees and agents harmless from any liability, costs (including attorneys fees and court costs), expenses and damages, relating to its engagement by or representation of the Company, or the Company's breach of the Company's obligations contained in this Agreement. The Company will not have to indemnify the Nortia for its gross negligence or bad faith.

8. Confidentiality.

The terms of this Agreement are confidential and shall not be disclosed by either party without the written consent of the other party, except to each party's lawyers or accountants, who shall not disclose it either. Nortia is authorized to disclose to others its engagement by the Company and to disclose to such parties any information and documents which Nortia deem necessary in order to fulfil its duties. All documents and information that the Company give Nortia shall only be used for these purposes. In the event that either of party has information or documents that are not to be disclosed to any third parties, such information or documents shall be appropriately identified and marked "confidential" and shall not be disclosed without authorization.

9. Jurisdiction and Venue.

Each of the parties hereto waives trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against one another which arises out of or relates to this Agreement or Nortias engagement by or representation of the Company. In addition, each of the parties agrees that any court located in Dallas County, Texas shall have exclusive jurisdiction and proper venue to hear and determine any claims described in the preceding sentence. Each of the parties expressly consents and submits in advance to such jurisdiction and venue in any action or preceding in such court. The exclusive choice of jurisdiction and venue set forth in this Section 9 shall not be deemed to preclude the bringing of any action for the enforcement of any judgment obtained in such jurisdiction in any other appropriate enforcement jurisdiction.

10. Miscellaneous.

Neither party may assign its rights or obligations under this Agreement to any other party. The terms of this Agreement shall bind the successors, assigns and estates of the parties. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. This Agreement constitutes the entire, complete and definitive agreement between the Company and Nortia. Any prior promises, communications, warranties, discussions, and representations have been merged into the terms of this Agreement and are canceled and superseded by it. No amendment or waiver of the terms of this Agreement or any provision hereof shall be effective unless made in a writing signed by both parties. This Agreement entered into in, and shall be governed by and construed under the laws of the State of Texas. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or three business days after being deposited in the United States mail, registered or certified mail, postage prepaid, addressed to the party to receive such notice using their address as set forth on the first page of this Agreement. Either of the parties may by written notice to the other change the notice address. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


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To signify the acceptance of these terms each party's authorized agent executes and delivers this Agreement as of the date first set forth above.


Nortia Capital Partners, Inc.

By: /s/Matthew T. Henninger
----------------------------
Matthew T. Henninger
Date:  March 1, 2007
       ---------------------


Knight Energy Corp.


By: /s/Bruce A. Hall
----------------------------
Bruce A. Hall
Date: March 1, 2007
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